UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2024

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-41811	33-1227980
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

100 Washington Street, Suite 100
Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ABAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 26, 2024, American Battery Technology Company (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two institutional investors (the “Investors”) for the purchase and sale of (i) 3,773,586 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants (the “Warrants”) exercisable for up to an aggregate of 3,773,586 shares of Common Stock (the “Warrant Shares”) for a combined offering price of $2.65 per share and accompanying warrant (the “Offering”). The Warrants have an exercise price of $2.80 per share, will be exercisable immediately from the date of issuance and will expire five years from the initial exercise date. The exercise price of the Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events. The Warrants may be exercised on a cashless basis if at any time there is no effective registration statement registering, or no current prospectus is available for, the resale of the Warrant Shares. A holder of the Warrants (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise.

Pursuant to the Purchase Agreement, the Company also agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of freely-tradable shares of Common Stock for a period of thirty (30) days or any issuance by the Company or any of its subsidiaries of shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of six (6) months after the Closing Date, subject to certain exceptions.

The gross proceeds of the offering will be approximately $10 million before deducting placement agent fees and other estimated offering expenses payable by the Company. The offering is expected to close on December 27, 2024, subject to the satisfaction of customary closing conditions.

The foregoing summaries do not purport to be a complete description of the Purchase Agreement or the Warrants and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The Shares, Warrants and Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-276329) (as amended, the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) and was declared effective by the Commission on June 24, 2024 (the “Registration Statement”), as supplemented by a prospectus supplement dated December 26, 2024 and filed with the Commission on December 27, 2024, relating to the offer and sale of securities in the Offering. The opinion of Holland & Hart LLP regarding the legality of such securities is filed herewith as Exhibit 5.1.

The Placement Agency Agreement

In connection with the Offering, on December 26, 2024, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a reasonable “best efforts” basis in connection with the Offering. The Company will pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds raised in the Offering. In addition, the Company has also agreed to reimburse the Placement Agent for legal expenses incurred by it in connection with the Offering in an amount not to exceed $55,000 and up to $5,000 for certain reasonable nonaccountable fees and expenses.

The foregoing summary does not purport to be a complete description of the Placement Agency Agreement and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein.

Item 7.01 Regulation FD Disclosure.

On December 26, 2024, the Company issued a press release regarding the transaction described in Item 1.01 above, which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1	Placement Agency Agreement, dated as of December 26, 2024, between the Company and A.G.P./Alliance Global Partners
4.1	Form of Common Stock Purchase Warrant
5.1	Opinion of Holland & Hart LLP
10.1	Form of Securities Purchase Agreement, dated as of December 26, 2024, among the Company and investors named therein
23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1)
99.1	Press Release, dated December 26, 2024
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: December 27, 2024	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer